UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	001-34354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

291, Route d’Arlon L-1150 Luxembourg Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +352 2469 7900

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Robert D. Stiles

On February 22, 2012, Robert D. Stiles, the Company’s Chief Financial Officer, notified the Company that he was resigning from the Company effective March 1, 2012. His resignation was not the result of any disagreement on any matter relating to the Company’s financial reporting or accounting practices.

In connection with Mr. Stiles’ departure, the Company has entered into a Separation Agreement dated February 22, 2012 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Stiles will receive a severance payment of $100,000. He will also be permitted to use a Company-owned car and rented apartment through March 31, 2012. The Company will also pay him a tax equalization and preparation payment for 2011 and 2012 consistent with past practice during the term of his employment as well as reimburse him for relocation expenses back to the United States, including business class airfare and movement of household goods. Finally, Mr. Stiles is entitled to retain any vested options in accordance with the terms of his outstanding option agreements. Any unvested options will be forfeited. In consideration for the severance benefits provided to Mr. Stiles under the Separation Agreement, Mr. Stiles agreed to release all current or future claims, known or unknown, arising on or before the date of the release against the Company and its affiliates and their respective officers, directors, employees, agents, counsel and representatives of any sort, both present and former. The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Michelle D. Esterman

Ms. Michelle D. Esterman was appointed by the Company as its Chief Financial Officer effective March 12, 2012. Prior to her appointment, Ms. Esterman, 39, had been with Deloitte & Touche, LLP since 1996, most recently as Senior Manager, Audit & Enterprise Risk Services. In her more than 15 years with Deloitte, Ms. Esterman gained extensive experience in transaction support (acquisitions, divestitures, restructuring and capital markets), complex accounting, SEC reporting, GAAP, Sarbanes Oxley compliance, audit efficiency and risk management. Ms. Esterman is a licensed Certified Public Accountant and holds a Bachelor of Business Administration (accounting concentration) and a Master of Accountancy (tax concentration) from the University of North Florida. The Company is currently negotiating an employment agreement with Ms. Esterman.

The Company issued a press release on February 23, 2012, to announce the developments referred to above. A copy of that press release is attached as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Severance Agreement dated February 22, 2012 between Altisource Solutions S.à r.l., Altisource Portfolio Solutions S.A. and Robert D. Stiles.

Exhibit 99.1	Press release of Altisource Portfolio Solutions S.A. dated February 23, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2012

Altisource Portfolio Solutions S.A.

By:	/s/ Kevin J. Wilcox

Name:	Kevin J. Wilcox
Title:	Chief Administration Officer and General Counsel

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